                                                                   Exhibit 10.16

                            Summary Plan Description

                                  Prepared for

                            COLLEGIATE PACIFIC, INC.

INTRODUCTION

Effective 04/15/2005, COLLEGIATE PACIFIC, INC. has adopted the COLLEGIATE PACIFIC 401(k) PLAN designed to help you meet your financial needs during your retirement years. The plan sequence number, which identifies the number of qualified plans COLLEGIATE PACIFIC, INC. currently maintains or has previously maintained, is 001.

To become a Participant in the Plan, you must meet the Plan's eligibility requirements. Once you become a Participant, COLLEGIATE PACIFIC, INC. will maintain an Individual Account for you. Each Plan Year, your account will be adjusted to reflect contributions, gains, losses, etc. The percentage of your account to which you will be entitled when you terminate employment depends on the Plan's vesting schedule. These features are explained further in the following pages.

The actual Plan is a complex legal document that has been written in the manner required by the Internal Revenue Service (IRS) and is referred to as the Basic Plan Document. This document is called a Summary Plan Description (SPD) and explains and summarizes the important features of the Basic Plan Document. COLLEGIATE PACIFIC, INC. may make contributions to this Plan. In addition, you may be able to elect to reduce your annual taxable income by deferring a portion of your Compensation into the Plan as Elective Deferrals. You should consult the Basic Plan Document for technical and detailed Plan provisions. The Basic Plan Document, and not this SPD, controls the legal operation of the Plan.

If at any time you have specific questions about the Plan as it applies to you, please bring them to the attention of the Plan Administrator whose address and telephone number appears in Section One of this SPD. You may also examine the Basic Plan Document itself at a reasonable time by making arrangements with the Plan Administrator.

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CONTENTS OF THE SUMMARY PLAN DESCRIPTION

SECTION ONE     DEFINITIONS

SECTION TWO     ELIGIBILITY AND PARTICIPATION
                Eligible Classes of Employees
                Age and Service Requirements
                How Hours of Service Are Counted
                When You May Participate in the Plan

SECTION THREE   PLAN FUNDING AND ADMINISTRATION
                Plan Contribution Sources, Allocations and Limitations
                Compensation
                Plan Administration and Management
                Self Direction of Investments

SECTION FOUR    DISTRIBUTION OF BENEFITS AND VESTING
                Benefit Eligibility
                Distribution of Benefits
                Determining Your Vested Amount
                Restrictions or Penalties on Distributions
                Payouts to Your Beneficiaries

SECTION FIVE    CLAIMS PROCEDURE
                What to do to Receive Benefits
                How to File a Claim

SECTION SIX     MISCELLANEOUS
                Borrowing From the Plan
                Plan Termination
                Break in Service Situations

SECTION SEVEN   RIGHTS UNDER ERISA
                The Rights and Protections to which a Plan Participant is
                Entitled Under the Employee Retirement Income Security Act

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SECTION ONE: DEFINITIONS

The following definitions are used in the text of this SPD. These words and phrases are capitalized throughout the SPD for ease of reference.

COMPENSATION - means the earnings paid to you by COLLEGIATE PACIFIC, INC. that are taken into account for purposes of the Plan.

EMPLOYEE - means any person employed by COLLEGIATE PACIFIC, INC.

ELECTIVE DEFERRALS - means the dollars you put into the Plan through before-tax payroll deductions.

EMPLOYER - means COLLEGIATE PACIFIC, INC., the sole proprietorship, partnership, corporation, or other entity maintaining this Plan.

INDIVIDUAL ACCOUNT - means the contribution account established and maintained for you which is made up of all contributions made by you or on your behalf.

MATCHING CONTRIBUTION - means a contribution made by COLLEGIATE PACIFIC, INC. to the 401(k) Plan on your behalf based upon your Elective Deferrals and/or your Nondeductible Employee Contributions.

PARTICIPANT - means an Employee who has met the eligibility requirements, has entered the Plan, and has become eligible to make or receive a contribution to his or her Individual Account.

SALARY REDUCTION AGREEMENT - means the agreement you sign to authorize COLLEGIATE PACIFIC, INC. to deduct your Elective Deferrals from your Compensation and put them into the 401(k) Plan.

PLAN - means the specific retirement plan COLLEGIATE PACIFIC, INC. has set up. The Plan is governed by a legal document containing various technical and detailed provisions. The Plan Administrator has a copy of the Plan document.

PLAN ADMINISTRATOR - The Plan Administrator is responsible for directly administering the Plan. COLLEGIATE PACIFIC, INC. is the Plan Administrator of this Plan and is therefore responsible for the day-to-day administration and management of the Plan. To ensure efficient and sound operation and management of the Plan, COLLEGIATE PACIFIC, INC. has the discretionary authority to appoint other persons as may be necessary to act on its behalf or assist in performing these responsibilities. The address and phone number of COLLEGIATE PACIFIC, INC. is listed below.

COLLEGIATE PACIFIC, INC.
13950 SENLAC DRIVE, SUITE 100
DALLAS, TX 75234
972-243-8100

PLAN YEAR - means the calendar year.

PROFIT SHARING CONTRIBUTION - means the amount contributed to the Plan on your behalf by COLLEGIATE PACIFIC, INC.

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SECTION TWO: ELIGIBILITY AND PARTICIPATION

ELIGIBLE CLASSES OF EMPLOYEES

You will generally be allowed to become a Participant in the Plan after having satisfied the age and service requirements and entered the Plan.

AGE AND SERVICE REQUIREMENTS

ELECTIVE DEFERRALS

You will become eligible to enter the Plan and begin making Elective Deferrals after you have completed 0.25 year of service for COLLEGIATE PACIFIC, INC.. You need not attain a minimum age to become eligible to participate.

MATCHING CONTRIBUTIONS

You will become eligible to enter the Plan and receive Matching Contributions after you have performed 0.25 year(s) of service for COLLEGIATE PACIFIC, INC.. You need not attain a minimum age to become eligible to participate.

PROFIT SHARING CONTRIBUTIONS

You will become eligible to enter the Plan and receive Profit Sharing Contributions after you have completed 0.25 year(s) of service for COLLEGIATE PACIFIC, INC.. You need not attain a minimum age to become eligible to participate.

The age and service requirements, however, do not apply if you are employed by COLLEGIATE PACIFIC, INC. on the effective date of this Plan.

HOW HOURS OF SERVICE ARE COUNTED

Your hours of service are generally counted on the basis of the actual number of hours you work or for which you are entitled to Compensation.

WHEN YOU MAY PARTICIPATE IN THE PLAN

After you have met the eligibility requirements, you will become a Participant in the Plan on the applicable entry date(s). COLLEGIATE PACIFIC, INC. has designated THE FIRST DAY OF EACH MONTH OF THE PLAN YEAR as the entry date(s) for this Plan.

You will continue to participate in the Plan as long as you do not incur a break in service. A break in service is a period of at least 12 consecutive months during which you do not perform services for COLLEGIATE PACIFIC, INC. However, no break in service will occur if the reason you did not work was because of certain absences due to birth, pregnancy or adoption of children, military service or other service during a national emergency during which your re-employment under a federal or state law is protected and you do, in fact, return to work within the time required by law.

SECTION THREE: PLAN FUNDING AND ADMINISTRATION

PLAN CONTRIBUTION SOURCES, ALLOCATIONS AND LIMITATIONS

Elective Deferrals

You may make before-tax contributions to the Plan through payroll deduction. Such contributions are called Elective Deferrals.

To begin making Elective Deferrals, you must complete and sign a Salary Reduction Agreement. Once you become eligible to participate in the Plan, COLLEGIATE PACIFIC, INC. will provide you with such form.

For example, assume your compensation is $15,000. You wish to make an Employee 401(k) Contribution to the Plan and sign a Salary Reduction Agreement authorizing an Employee 401(k) Contribution of 5% of your Compensation. As a result, COLLEGIATE PACIFIC, INC. will pay you $14,250 as gross taxable income and will deposit your 5% Employee 401(k) Contribution (i.e., $750) into the Plan for you.

Limits on Elective Deferrals

Federal tax laws and plan documents govern the amount of Elective Deferrals that you may make Specifically, federal law places two annual limits on the amount you may defer into a 401(k) plan - an individual limit and an average limit.

Individual Limit

Federal tax law limits the amount you can put into the Plan during each of your tax years (generally, a calendar year) to $14,000. This amount is indexed periodically for changes in the cost-of-living index. This limit applies to all Elective Deferrals you make during your tax year to any deferral plans maintained by your present or former employers.

If you defer more than you are allowed, you must submit in writing for the return of the excess to COLLEGIATE PACIFIC, INC. no later than March 1.

The excess amount and any earnings you may have received on the excess must be taken out of the Plan by April 15 of the year following the year the money went into the Plan. The excess amounts will be reported on Form 1099-R and will be taxable income for the year in which you put the excess into the Plan. Earnings on the excess amount will be taxable in the year distributed.

Average Limits

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees making Elective Deferrals are limited in the percent of their compensation that they defer based on the average percent of compensation deferred by the non-highly compensated group of employees during either the current or prior Plan Year. If these limits apply to you, COLLEGIATE PACIFIC, INC. will give you additional information about them.

Plan Specific Limitations

Upon completion of a Salary Reduction Agreement, your compensation will be reduced each pay period by the percent you specify. COLLEGIATE PACIFIC, INC. permits you to defer a percentage of your Compensation from 1% to 80% in increments of 1% each Plan Year.

To change the amount of your Elective Deferrals, you must complete and sign a revised Salary Reduction Agreement and return it to COLLEGIATE PACIFIC, INC. at least 30 days before the change will take effect or a lesser number of days if COLLEGIATE PACIFIC, INC. permits, You may change your Salary Reduction Agreement as of the first day of the Plan Year and the first day of the seventh month of the Plan Year, and any additional dates determined by COLLEGIATE PACIFIC, INC.

To discontinue making Elective Deferrals, you must complete and sign a revised Salary Reduction Agreement and return it to COLLEGIATE PACIFIC, INC. at least 30 days before the change will take effect or a lesser number of days if COLLEGIATE PACIFIC, INC. permits.

If you stop making deferrals, you must wait until the first day of the Plan Year or the first day of the seventh month before you may begin making Elective Deferrals again. COLLEGIATE PACIFIC, INC. may establish uniform and nondiscriminatory rules that would allow you to resume making Elective Deferrals sooner.

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Matching Contributions

Individual Limits

Matching Contributions are Employer Contributions that are contributed to the Plan based on your Elective Deferrals. Effective the next payroll period coincident with or following the execution date of the Adoption Agreement (or the date you begin participating in the Plan, if later), COLLEGIATE PACIFIC, INC. may make Matching Contributions to the Plan equal to a percentage of your Elective Deferrals which COLLEGIATE PACIFIC, INC. will determine each year.

In addition, you must perform at least 1000 hours of service during the Plan Year to receive a contribution. The hour of service requirement will be waived, however, if you

     -    die

     -    separate from service after becoming disabled

     -    separate from service after attaining normal retirement age

Finally, in order to be eligible to receive Matching Contributions, you must be employed on the last day of the Plan Year. The last day requirement will be waived, however, if you

     -    die

     -    separate from service after becoming disabled

     -    separate from service after attaining normal retirement age

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees receiving Matching Contributions are limited in the amount of Matching Contributions which they may receive based on the average Matching Contribution (as a percent of compensation) received by the non-highly compensated group of employees during either the current or prior Plan Year. If these limits apply to you, COLLEGIATE PACIFIC, INC. can give you additional information about them.

Profit Sharing Contributions

Each year, the managing body of COLLEGIATE PACIFIC, INC. will determine the amount, if any, which it will contribute to the Plan.

In addition, you must perform at least 1000 hours of service during the Plan Year to receive a contribution. The hours of service requirement will be waived, however, if you

     -    die

     -    separate from service after becoming disabled

     -    separate from service after attaining normal retirement age

Finally, in order to be eligible to receive a Profit Sharing Contribution, you must be employed on the last day of the Plan Year, The last day requirement will be waived, however, if you

     -    die

     -    separate from service after becoming disabled

     -    separate from service after attaining normal retirement age

If you satisfy the requirements and are entitled to a Profit Sharing Contribution, the Profit Sharing Contribution you are entitled to will consist of two parts, a base contribution and an excess contribution. The base contribution will be a percentage of your Compensation up to the Taxable Wage Base. The excess contribution will be a percentage of your Compensation above the Taxable Wage Base.

Qualified Nonelective Contributions (QNECs) and Qualified Matching Contributions (QMACs)

QNECs and QMACs may be made by COLLEGIATE PACIFIC, INC. to satisfy special nondiscrimination rules that apply to the Plan. These contributions are fully vested when made and are subject to the same restrictions on withdrawals applicable to Elective Deferrals.

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Rollover Contributions

COLLEGIATE PACIFIC, INC. allows you to make rollover contributions, regardless of whether you have become a Participant in the Plan. You are 100% vested in your rollover contributions at all times. However, you may not withdraw them until you incur a distribution triggering event under the Plan.

Annual Additions Limitation

In spite of the contribution/allocation formulas described earlier, federal law limits the annual amount that may be allocated to your account to the lesser of $42,000 (for 2005) or 100% of your Compensation. The $42,000 limit is adjusted periodically for changes in the cost-of-living index.

COMPENSATION

The definition of compensation for plan purposes may vary for many reasons. For example, federal tax law may require use of one definition of compensation for nondiscrimination testing and another definition for contribution allocation purposes. In addition, federal tax law permits employers such as COLLEGIATE PACIFIC, INC. to choose the definition of compensation that will be used for other purposes. Regardless of the various definitions of compensation which may be required or allowed, in the event your Compensation exceeds $210,000 per year (for plan years that begin in 2005), only the first $210,000 will be counted as Compensation under the Plan. This $210,000 cap is adjusted periodically for changes in the cost-of-living index.

Also, if you satisfy the eligibility requirements and enter the Plan on a date other than the first day of the year over which your Compensation is to be determined, the Compensation earned during the year, but prior to your entry into the Plan, will be excluded.

COLLEGIATE PACIFIC, INC. has elected to use your Plan Year W-2 compensation for purposes of this Plan. Your Compensation, however, will be adjusted as described below.

Elective deferrals you make to a COLLEGIATE PACIFIC, INC. cafeteria, 401(k), salary deferral SEP, tax sheltered annuity plan, or qualified transportation fringe benefits you receive will be included in your Compensation.

PLAN ADMINISTRATION AND MANAGEMENT

All contributions made to the Plan on your behalf will be placed in a trust fund established to hold dollars for the benefit of all Participants. COLLEGIATE PACIFIC, INC. will establish and maintain an Individual Account for you and all Participants. Your Individual Account will be used to track your share in the total trust fund.

SELF DIRECTION OF INVESTMENTS

This Plan allows you to direct the investment of the assets in your Individual Account. COLLEGIATE PACIFIC, INC. will establish uniform and nondiscriminatory policies describing how and when you may provide investment directions.

ERISA SECTION404(c) PLAN

Your Employer intends that the retirement Plan you participate in satisfies the requirements of Sec. 404(c) of the Employee Retirement Income Security Act (ERISA) and Title 29, Code of Federal Regulations, Sec. 2550.404c-1. This means that your Employer is providing you with a variety of investment options, which allows you to choose those investments that meet your retirement savings needs. As a result, your Employer, and other people in charge of the Plan, will not be responsible for the performance of the investments that you select.

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ADDITIONAL INFORMATION

You may request the following additional investment information from your
Employer:

1. a description of the annual operating expenses of each investment alternative which reduces your rate of return and the overall amount of such expenses shown as a percentage of average net assets of the investment alternative;

2. copies of any prospectuses, financial statements and reports, and any other materials relating to the investment alternatives available under the Plan if such information is provided to the Plan;

3. a list of the actual investments held in each investment alternative and the value of each of these individual investments (or the proportion of the investment alternative which it comprises);

4. with respect to each individual investment which has a fixed rate of interest and is issued by a bank, savings and loan association, or insurance company, the name of the issuer of the investment and its term and rate of return;

5. information concerning the value of shares or units in investment alternatives available to you under the Plan, as well as the past and current investment performance of the investment alternatives;

6. information concerning the value of shares or units in investment alternatives in which you have invested your retirement plan dollars.

SECTION FOUR: DISTRIBUTION OF BENEFITS AND VESTING

BENEFIT ELIGIBILITY

Certain events must occur before you may withdraw money from the Plan. In general, benefits may be withdrawn upon termination of employment after attaining normal retirement age or upon Plan termination.

Normal retirement age under this Plan is age 65.

You may withdraw all or a portion of your vested Individual Account if you

     -    terminate employment before attaining normal retirement age

     -    become disabled

     -    attain normal retirement age but continue to work

In addition, you may withdraw your Elective Deferrals on account of financial hardship or if you attain age 59 1/2 but continue to work.

Generally, the only financial needs that are considered to meet the financial hardship requirements are the following items: deductible medical expenses for you or your immediate family, purchase of your principal residence, payment of tuition and related educational expenses for the next 12 months of post-secondary education for you or your immediate family, or to prevent eviction from your home or foreclosure upon your principal residence. Check with your Plan Administrator to determine if any other financial needs meet the financial hardship requirements under your Plan.

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A hardship distribution cannot exceed the amount of your immediate and heavy financial need and you must have obtained all distributions and all nontaxable loans from all Plans maintained by COLLEGIATE PACIFIC, INC. prior to qualifying for a hardship distribution. Hardship distributions are subject to a 10% penalty tax if received before you reach age 59 1/2.

Your Elective Deferrals will be suspended for 12 months after receipt of the hardship distribution of Elective Deferrals.

DISTRIBUTION OF BENEFITS

Form of Payment

Payments from the Plan that are eligible rollover distributions may be taken in two ways. You may have all or any portion of your eligible rollover distribution either (1) paid in a direct rollover to an individual retirement account or another employer plan or (2) paid to you. If you choose to have your Plan benefits paid to you, you will receive only 80% of the payment, because COLLEGIATE PACIFIC, INC. is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

COLLEGIATE PACIFIC, INC. will give you more information about your options around the time that you request your payout from the Plan. That information will, among other things, define an eligible rollover distribution.

If you terminate employment and your vested Individual Account (i.e., the amount of money in the Plan you are entitled to) is eligible to be rolled over, is more than $1,000, but is no more than $5,000, and you do not elect to receive your distribution from the Plan in either a single lump sum or a direct rollover, your benefits will be paid as a direct rollover to an individual retirement account. COLLEGIATE PACIFIC, INC. will select an individual retirement account trustee, custodian or issuer that is unrelated to COLLEGIATE PACIFIC, INC., establish the individual retirement account with the trustee and make the initial investment choices for the account.

If your vested Individual Account is more than $5,000 and you request a distribution, all or a portion of your benefits under the Plan will be made in the following form(s):

     -    lump sum

Timing of Benefit Payments

If the value of your Individual Account is no more than $5,000, COLLEGIATE PACIFIC, INC. will direct that your benefits be paid as soon as administratively feasible.

If your account is more than $5,000, your funds will be left in the Plan until you submit a written request to COLLEGIATE PACIFIC, INC. for payment. However, you must begin taking required minimum distributions at age 70 1/2. If you are not more than a five-percent owner, the Plan may allow you to delay taking required minimum distributions until you retire. COLLEGIATE PACIFIC, INC. will provide you with more information and the proper request forms.

DETERMINING YOUR VESTED AMOUNT

Amount of Benefit

Whether you receive the full value of your account(s) depends on the reason you are receiving the distribution and your vested percentage in your contributions. Your distribution will be the full value of your Individual Account (that is, you will be 100% vested) if COLLEGIATE PACIFIC, INC. terminates this Plan, completely discontinues contributions to the Plan, or you reach normal retirement age, die or become disabled.

However, if you terminate employment and thus become eligible for a distribution from the Plan, your distribution will be only the vested amount in your Individual Account. Loss, denial or reduction of anticipated benefits may occur if you terminate employment before becoming fully vested, or if all or a portion of your benefit is set aside for an alternate payee under a qualified domestic relations order (QDRO). (Participants and Beneficiaries may obtain from COLLEGIATE PACIFIC, INC. without charge a copy of the Plan's procedures governing QDRO determinations.) You may also lose your benefit if you cannot be located when a benefit becomes payable to you.

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Your vested amount is determined by multiplying the value of your Individual
Account subject to the plan's vesting schedule by the applicable percentage from the vesting schedule. The vesting schedule determines how rapidly your Individual Account balance becomes nonforfeitable based on years of service.

EXAMPLE: Assume you have $10,000 subject to a vesting schedule in your Individual Account and you terminate employment when you are 40% vested. Your vested amount would be $4,000 (.40 x $10,000).

You will generally be vested in your Individual Account derived from Profit Sharing Contributions and forfeitures according to the following schedule.

Years of Vesting     Vested
     Service       Percentage
----------------   ----------
  Less than One         0%
        1               0%
        2              20%
        3              40%
        4              60%
        5              80%
        6             100%

You will generally be vested in your Individual Account derived from Matching Contributions and forfeitures according to the following schedule.

Years of Vesting     Vested
     Service       Percentage
----------------   ----------
  Less than One         0%
        1               0%
        2              20%
        3              40%
        4              60%
        5              80%
        6             100%

Years of Vesting Service

You must provide a minimum of 1000 hours of service to complete a year of vesting service. In addition, you must exceed 500 hours of service to avoid a break is vesting service.

All of your years of service with COLLEGIATE PACIFIC, INC. are counted for the purpose of determining your vested percentage.

Profit Sharing Contribution Forfeitures

If you are not 100% vested and receive a distribution of your Profit Sharing Contributions, the dollars left in the Plan are called forfeitures. In your Plan, forfeitures may be applied first to payment of plan administration expenses. Any remaining forfeitures will be used towards Profit Sharing Contributions. If you return to work for COLLEGIATE PACIFIC, INC. before incurring five consecutive one year breaks in service, you may recapture the forfeited benefit. Generally, your forfeited benefit will be restored immediately by COLLEGIATE PACIFIC, INC. if you have not incurred five consecutive one year breaks in service, and if you pay back to the Plan the distribution that you received.

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Matching Contribution Forfeitures

If you are not 100% vested and receive a distribution of your Matching Contributions, the dollars left in the Plan are called forfeitures. In your Plan, forfeitures may be applied first to payment of plan administration expenses. Any remaining forfeitures will be used towards Matching Contributions. If you return to work for COLLEGIATE PACIFIC, INC. before incurring five consecutive one year breaks in service, you may recapture the forfeited benefit. Generally, your forfeited benefit will be restored immediately by COLLEGIATE PACIFIC, INC. if you have not incurred five consecutive one year breaks in service, and if you pay back to the Plan the distribution that you received.

RESTRICTIONS OR PENALTIES ON DISTRIBUTIONS

If you receive a distribution before reaching age 59 1/2, you must pay an additional 10% penalty tax on dollars included in income. There are, however, exceptions to the 10% early distribution penalty. Your tax advisor can assist you in determining if one of the exceptions applies to your distribution.

PAYOUTS TO YOUR BENEFICIARIES

Your beneficiary will receive the total value of your Individual Account when you die. If you are married, your spouse will automatically be your beneficiary. To choose another beneficiary, you must sign a written form listing a nonspouse beneficiary. Your spouse must give written consent to this in the presence of a notary public. Contact COLLEGIATE PACIFIC, INC. if you wish to choose a nonspouse beneficiary. If the vested value of your Individual Account is no more than $5,000, your beneficiary will receive a lump sum payment of the entire amount.

If the value of your vested Individual Account is greater than $5,000, your beneficiary will receive a payout(s) in a form other than a life annuity.

SECTION FIVE: CLAIMS PROCEDURE

WHAT TO DO TO RECEIVE BENEFITS

You or your beneficiary must file a written request with COLLEGIATE PACIFIC, INC. in order to start receiving benefits when you become eligible for them or when you die. If you do not receive a benefit to which you believe your are entitled, you should file a claim with COLLEGIATE PACIFIC, INC.

HOW TO FILE A CLAIM

You may claim a benefit to which you think you are entitled by filing a written request with COLLEGIATE PACIFIC, INC. The claim must set forth the reasons you believe you are eligible to receive benefits and authorize COLLEGIATE PACIFIC, INC. to conduct such examinations and take such steps as may be necessary to evaluate the claim.

WHAT TO DO IF YOUR CLAIM IS DENIED

Except as described below, if your claim is denied, COLLEGIATE PACIFIC, INC. will provide you or your Beneficiary with a written notice of the denial within 90 days of the date your claim was filed. This notice will give you the specific reasons for the denial, the specific provisions of the Plan upon which the denial is based, and an explanation of the procedures for appeal.

In the case of a claim for disability benefits, if COLLEGIATE PACIFIC, INC. is making a determination of whether you are disabled (as defined in the Plan), you will be notified of a denial of your claim within a reasonable amount of time, but not later than 45 days after the Plan receives your claim. The 45-day time period may be extended by the Plan for up to 30 days, if COLLEGIATE PACIFIC, INC. determines that an extension is necessary due to matters beyond the control of the Plan COLLEGIATE PACIFIC, INC. will notify you, before the end of the 45-day period, of the reason(s) for the extension and the date by which the Plan expects to make a decision regarding your claim.

If, before the end of the 30-day extension, COLLEGIATE PACIFIC, INC. determines that, due to matters beyond the control of the Plan, a decision regarding your claim cannot be made within the 30-day extension, the period for making the decision may be extended for an additional 30 days, provided that COLLEGIATE PACIFIC, INC. notifies you, prior to the end of the first 30-day extension, of the circumstances requiring the additional extension and the date as of which the Plan expects to make a decision. The notice will specifically explain the standards on which the approval of your claim will be based, the unresolved issues that prevent a decision on your claim, and the additional information needed to resolve those issues. You will have at least 45 days within which to provide the specified information.

The period of time within which approval or denial of your claim is required to be made generally begins at the time your claim is filed. If the period of time is extended because you fail to submit information necessary to decide your claim, the period for approving or denying your claim will not include the period of time between the date on which the notification of the extension is sent to you and the date on which you provide the additional information.

COLLEGIATE PACIFIC, INC. will provide you with written or electronic notification if your claim is denied. The notification will provide the following:

i.   The specific reason or reasons for the denial;

ii.  Reference to the specific section of the Plan on which the denial is based;

iii. A description of any additional information that you must provide before the claim may continue to be processed and an explanation of why such information is necessary.

iv. A description of the Plan's review procedures and the time limits applicable to such procedures, including a statement of your right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act (ERISA) following a claim denial on review;

v.   In the case of a Plan providing disability benefits,

If COLLEGIATE PACIFIC, INC. used an internal rule or guideline in denying your claim, either the specific rule or guideline; or a statement that the rule or guideline was relied upon in denying your claim and that a copy will be provided free of charge to you upon request.

If the claim denial is based on a medical necessity, experimental treatment or similar situation, either an explanation of the scientific or clinical basis for the denial, applying the terms of the Plan to your medical circumstances, or a statement that an explanation will be provided free of charge upon request.

HOW TO APPEAL A DENIED CLAIM

You or your Beneficiary will have 60 days from receipt of the notice of claim denial in which to appeal the COLLEGIATE PACIFIC, INC. decision. You may request that the review be in the nature of a hearing and an attorney may represent you. However, in the case of a claim for disability benefits, if COLLEGIATE PACIFIC, INC. is deciding whether you are disabled under the terms of the Plan, you will have at least 180 days following receipt of notification of a claim denial within which to appeal COLLEGIATE PACIFIC, INC. decision.

You may submit written comments, documents, records, and other information relating to your claim. In addition, you will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information pertaining to your claim.

Your appeal will take into account all comments, documents, records, and other information submitted by you relating to the claim, even if the information was not included originally.

If the claim is for disability benefits:

i. Your claim will be reviewed independent of your original claim and will be conducted by a named fiduciary of the Plan other than the individual who denied your original claim or any of his or her employees.

ii. In deciding an appeal of a claim denial that is based in whole or in part on a medical judgment, the appropriate named fiduciary will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

iii. COLLEGIATE PACIFIC, INC. will provide you with the name(s) of the health care professional(s) who was consulted in connection with your original claim, even if the claim denial was not based on his or her advice. The health care professional consulted for purposes of your appeal will not be the same person or any of his or her employees.

iv. You will be notified of the outcome of your appeal no later than 45 days after receipt of your request for the appeal, unless COLLEGIATE PACIFIC, INC. determines that special circumstances require an extension of time for processing the claim. If COLLEGIATE PACIFIC, INC. determines that an extension is required, written notice of the extension will be provided to you prior to the end of the initial 45-day period. The notice will identify the special circumstances requiring an extension and the date by which the Plan expects to make a decision regarding your claim.

COLLEGIATE PACIFIC, INC. will provide you with written or electronic notification of the final outcome of your claim. The notification will include:

i. A statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to your claim;

ii. A statement describing any additional voluntary appeal procedures offered by the Plan, your right to obtain the information about such procedures, and a statement of your right to bring an action under Section 502(a) of ERISA; and

iii. If COLLEGIATE PACIFIC, INC. used an internal rule or guideline in denying your claim, either the specific rule or guideline; or a statement that the rule or guideline was relied upon in denying your claim and that a copy will be provided free of charge to you upon request.

If the claim denial is based on a medical necessity, experimental treatment or similar situation, either an explanation of the scientific or clinical basis for the denial, applying the terms of the Plan to your medical circumstances, or a statement that an explanation will be provided free of charge upon request.

SECTION SIX: MISCELLANEOUS

BORROWING FROM THE PLAN

Effective Date

As a Participant in this Plan, you may be permitted to borrow a portion of your vested account balance. The loan program adopted by COLLEGIATE PACIFIC, INC. is effective 04/15/2005 and is available on a uniform basis to all parties in interest to the Plan who meet loan qualification requirements.

Loan Program Administrator

If you have questions regarding the loan program you should contact THE PLAN ADMINISTRATOR, the person responsible for administering your loan program. You may reach THE PLAN ADMINISTRATOR, the loan program administrator, at 13950 SENLAC DRIVE, SUITE 100, DALLAS, TX 75234.

Loan Application Procedure

To apply for a loan under this Plan, you must complete and return to THE PLAN ADMINISTRATOR a Loan Application Form, furnishing all information requested and pay any required loan application processing fees.

Collateral Pledge

A percentage of your vested account balance equal to the amount borrowed divided by your vested account balance is pledged as security for repayment of loans under this program.

Limitations on Loan Types

Loans from this Plan may be used for any purpose.

Loan Approval Standards

Decisions approving or denying loans from this Plan will be based on the value of your vested Individual Account and LOAN APPROVAL IS LIMITED TO ONE OUTSTANDING LOAN PER PARTICIPANT.

Loan Principal Limitations

The minimum amount you may borrow from this Plan is $1000. The maximum amount you may borrow from this Plan is the lesser of one-half of your vested account balance or $50,000.

Interest Calculations

Interest on Loans from this Plan will be equal to the prime rate as printed in the Wall Street Journal at the time you take your loan.

Default Provisions

You will be deemed to have defaulted on your loan if you fail to remit payment in a timely manner as required under the Loan Agreement, breach any of your obligations or duties under the Loan Agreement, or terminate employment.

Upon default, THE PLAN ADMINISTRATOR is entitled to foreclose its security interest in your vested account balance pledged for repayment upon the occurrence of an event which triggers a distribution of your benefits. In addition, THE PLAN ADMINISTRATOR will report as taxable any amounts that are deemed distributed as a result of failing to make loan payments.

PLAN TERMINATION

COLLEGIATE PACIFIC, INC. expects to continue the Plan indefinitely. However, COLLEGIATE PACIFIC, INC. may terminate the Plan at any time by appropriate action of its managing body. In the unlikely event COLLEGIATE PACIFIC, INC. does terminate the Plan, you will become 100% vested in the aggregate value of your Individual Account regardless of whether your vesting years of service are sufficient to make you 100% vested under the vesting schedule(s).

If the Plan terminates, benefits are not insured by the Pension Benefit Guaranty Corporation (PBGC). Under the law, PBGC insurance does not cover the type of plans called defined contribution plans. This Plan is a defined contribution plan and, therefore, is not covered.

BREAK IN SERVICE SITUATIONS

If you quit your job, incur a break in service and then return to work, your date of participation depends on whether you had a vested interest in contributions at the time you quit and incurred a break in service.

If you had a vested interest, you will participate again on the first Entry Date after your return to employment. In addition, your vesting years of service accumulated prior to the time you quit and incurred a break in service will be counted in figuring your vested interest.

If you did not have a vested interest, any eligibility years of service occurring before the break in service will be taken into account and you will begin to participate again on the first Entry Date after your return to service unless the number of consecutive one year breaks in service equals or exceeds the greater of five years, or the aggregate number of eligibility years of service preceding the breaks in service. If your period of consecutive breaks in service exceeds your period of prior service, you will be treated as a new employee and will participate again when you satisfy the Plan's eligibility requirements. In addition, any vesting years of service occurring before the break in service will be taken into account in computing your vested interest under the Plan unless the number of consecutive one year breaks in service equals or exceeds the greater of five years or the aggregate number of vesting years of service preceding the breaks in service. For example, if you work for two years, quit without being vested, and then return to employment after a break of two years or less, the Plan will give you vesting credit for the initial two-year period.

PLAN EXPENSES

All reasonable expenses of administration, including, but not limited to, those involved in retaining necessary professional assistance may be paid from the assets of the Plan, Such expenses may be allocated among all Plan Participants or, with respect to expenses directly related to you, charged to your Individual Account. Examples of expenses that may be directly related to you include, but are not limited to, general recordkeeping fees and expenses incurred in relation to loans (if permitted under your Plan), distributions, qualified domestic relations orders and your ability to direct the investment of your Individual Account, if applicable. Finally, the Employer may, in its discretion, pay any or all of these expenses. Your Plan Administrator will provide you with a summary of all Plan expenses and the method of payment of the expenses upon request.

SECTION SEVEN: RIGHTS UNDER ERISA

THE RIGHTS AND PROTECTIONS TO WHICH A PLAN PARTICIPANT IS ENTITLED UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT

As a Participant in this Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to:

Receive Information About Your Plan and Benefits

1. Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites and union halls, all Plan documents governing the plan, including insurance contracts and collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) filed by COLLEGIATE PACIFIC, INC. with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

2. Obtain, upon request to the Plan Administrator, copies of documents governing the operations of the plan, including insurance contracts and collective bargaining agreements, and copies of the latest annual report (Form 5500 Series) and updated Summary Plan Description (SPD). The Plan Administrator may make a reasonable charge for the copies.

3. Receive a summary of the Plan's annual financial report COLLEGIATE PACIFIC, INC. is required by law to furnish each participant with a copy of this Summary Annual Report.

4. Obtain, once a year, a statement of the total pension benefits accrued and the nonforfeitable (vested) pension benefits (if any) or the earliest date on which benefits will become nonforfeitable (vested). The Plan may require a written request for this statement, but it must provide the statement free of charge.

Prudent Action by Plan Fiduciaries

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including COLLEGIATE PACIFIC, INC., your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a pension benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require COLLEGIATE PACIFIC, INC. to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of COLLEGIATE PACIFIC, INC. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. In addition, if you disagree with the Plan's decision or lack thereof concerning the qualified status of a domestic relations order or a medical child support order, you may file suit in Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay the costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions

If you have any questions about your Plan, you should contact COLLEGIATE PACIFIC, INC. If you have any questions about this statement or about your rights under ERISA, or you need assistance is obtaining documents from COLLEGIATE PACIFIC, INC., you should contact the nearest office of the Employee Benefits Security Administration, U. S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U. S. Department of Labor, 200 Constitution Avenue N.W., Washington D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Further, if this Plan is maintained by more than one employer, you can obtain, in writing, information as to whether a particular employer is participating in this Plan and, if so, the participating Employer's address. In addition, you may request, in writing, a complete list of Employers participating in this Plan. You may obtain such information by making a written request to COLLEGIATE PACIFIC, INC. COLLEGIATE PACIFIC, INC. is the most significant (parent) employer of the group of employers maintaining this Plan.

Employer Information

Name:                    COLLEGIATE PACIFIC, INC
Address:                 13950 SENLAC DRIVE, SUITE 100
                         DALLAS, TX 75234

Business Telephone:      972-243-8100
Identification Number:   22-2795073
Income Tax Year End:     06/30

Agent for Service of Legal Process

The Agent for Service of Legal Process is the person upon whom any legal papers can be served. Service of legal process may be made upon a Plan Trustee, the Employer or the Plan Administrator.

Name:      WILLIAM R. ESTILL
Address:   13950 SENLAC DRIVE, SUITE 100, DALLAS, TX 75234

Trustee(s)

Name:                  OFI TRUST COMPANY
Business Address:      TWO WORLD FINANCIAL CENTER, 225 LIBERTY STREET,
                       11TH FLOOR, NEW YORK, NY 10281-1008
Business Telephone:    800-255-2750

Qualified         EGTRRA Model Amendment (For use with Comprehensive and
                  Flexible 401 (k) Plans)
Retirement Plan   SUMMARY OF MATERIAL MODIFICATIONS

The purpose of this Summary of Material Modifications (SMM) is to update your Summary Plan Description (SPD) regarding severel provisions. This document is very important and should be maintained with your SPD. Unless otherwise noted, the effective date of the amendment is the later of the first day of the first Plan Year beginning after December 31, 2001, or the effective date of the Plan. The following sections of your SPD are amended to read as follows:

                               REQUIRED PROVISIONS

DEFINITIONS

CATCH-UP CONTRIBUTIONS

Additional Elective Deferrals, not to exceed the applicable dollar amount for a given year, made under this Plan by Participants who attain age 50 before the close of the Plan Year.

DIRECT ROLLOVER

A way of rolling over an Eligible Rollover Distribution from a qualified plan directly to an Eligible Retirement Plan thereby avoiding federal income tax withholding.

ELIGIBLE RETIREMENT PLAN

An eligible 457(b) plan maintained by a state governmental entity, a Traditional IRA, a qualified retirement plan, a qualified annuity plan and a 403(b) plan.

ELIGIBLE ROLLOVER DISTRIBUTION

Any distribution to your credit that does not include the following: any distribution that is one of a series of substantially equal periodic payments; required minimum distributions; and hardship distributions. In addition, an Eligible Rollover Distribution includes a Direct Rollover of Nondeductible Employee Contributions made to a Traditional IRA or qualified retirement plan, if those amounts are separately accounted for in the receiving plan.

KEY EMPLOYEE

An Employee who at any time during the Plan Year is an officer of the employer having annual compensation greater than $130,000 (indexed); a five-percent owner of the company; or a one-percent owner of the company with annual compensation exceeding $150,000.

NONDEDUCTIBLE EMPLOYEE CONTRIBUTIONS

Any contribution that you make to a plan on an after-tax basis. These contributions may only be made to 401(k) plans and certain 403(b) plans.

PLAN FUNDING AND ADMINISTRATION

HOW WILL THE AMOUNT OF THE EMPLOYER CONTRIBUTIONS BE DETERMINED?

Your Employer will decide each Plan Year whether or not to make a contribution based on your Compensation to the Plan unless a more detailed method of determining the amount of an Employer Contribution is specified in the SPD. Contributions to a 401(k) plan can range from 0% to 25% of Participants' Compensation each year.

WHAT IS MEANT BY MY COMPENSATIONS?

The definition of Compensation for Plan purposes can vary for many reasons. For example, federal law may require use of one definition of Compensation for nondiscrimination testing and another for contribution allocation purposes.

In general, the amount of your earnings from your Employer taken into account under the Plan is all earnings reported to you on Form W-2. In the event your Compensation exceeds $200,000 (indexed) per year, only the first $200,000 will be counted as Compensation under the Plan. This $200,000 cap will be adjusted periodically by the IRS for increases in cost-of-living. See your Plan Administrator for the current year's limit on Compensation. Refer to the SPD to determine whether a more specific definition of Compensation is provided under the Plan.

ROLLOVER/TRANSFER CONTRIBUTION

Your Plan allows you to make rollover and/or transfer contributions unless your SPD reflects otherwise. If rollover contributions are permitted under the Plan, the Plan may accept rollover contributions and/or Direct Rollovers of distributions made after the later of December 31, 2001, or the effective date of your Plan, from an Eligible Retirement Plan. Refer to the Elective Provisions section of this SMM to determine what provisions apply.

LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

DO ANY LIMITS APPLY TO THE AMOUNT THAT MAY BE ALLOCATED TO MY INDIVIDUAL ACCOUNT FOR ANY PLAN YEAR?

Yes. The amount which may be allocated to your Individual Account for any year is subject to Internal Revenue Code provisions limiting your allocation amount to the lesser of $40,000 (indexed) or 100% of your Compensation paid to you by your Employer for a given year. The $40,000 limit will be adjusted periodically by the Internal Revenue Service (IRS) for increases in the cost-of-living. See your Plan Administrator for the current year's limit.

CONTRIBUTIONS TO 401(K) PLANS

You are generally allowed to make before-tax contributions called Elective Deferrals to the Plan through payroll deduction. In addition, you may be permitted to make a one-time, irrevocable election to make before-tax contributions which are not considered Elective Deferrals. Finally, your Employer may also make various contributions to the Plan on your behalf. These may include the following.

- Matching Contributions These contributions match a percentage of your Elective Deferrals and Catch-up Contributions (and/or Nondeductible Employee Contributions) made to the Plan.

- Employer Profit Sharing Contributions These contributions are discretionary. Your entitlement to an Employer Profit Sharing Contribution is not dependent upon making Elective Deferrals.

- Nonelective Contributions These contributions may be made by your Employer in lieu of Matching Contributions. Nonelective Contributions may only be made as Safe Harbor CODA Contributions or to SIMPLE 401(k) Plans.

- Qualified Nonelective Contributions and Qualified Matching Contributions These contributions may be made by your Employer to satisfy special nondiscrimination rules which apply to the Plan. These contributions are fully vested when made and are subject to the same restrictions on withdrawals applicable to Elective Deferrals. These types of contributions are available under a 401(k) Plan, at the Employer's discretion.

- Nondeductible Employee Contributions Some 401(k) plans allow Participants to make after-tax contributions to the Plan which accrue earnings on a tax-deferred basis. These contributions are called Nondeductible Employee Contributions.

Refer to the SPD to determine the kinds of contributions available under your Plan.

ELECTIVE DEFERRALS

HOW MUCH MAY I DEFER INTO THE 401(K) PLAN?

If you have met the eligibility requirements for making Elective Deferrals, your deferral contributions to this and any other qualified plans maintained by the Employer, may not exceed the following amount for each year.

     $11,000 for 2002
     $12,000 for 2003
     $13,000 for 2004
     $14,000 for 2005
     $15,000 for 2006 and thereafter

These amounts are indexed for cost-of-living adjustments and may be adjusted in increments of $500 beginning after 2006.

ARE CATCH-UP CONTRIBUTIONS AVAILABLE UNDER YOUR PLAN?

Unless otherwise indicated in the Elective Provisions section of this SMM, all Employees who are eligible to make Elective Deferrals under your Plan and who have attained age 50 before the close of the Plan Year are eligible to make Catch-up Contributions, not to exceed the applicable dollar amount for the year. In addition, certain limits, as required by law, must be met prior to being eligible to make a Catch-up Contribution. See your Plan Administrator for additional information.

MATCHING CONTRIBUTIONS

Your Plan may provide for Matching Contributions If so, the SPD and the Elective Provisions section of this SMM provides specific information about Matching Contributions unique to your Plan.

WHAT MUST I DO TO SHARE IN AN EMPLOYER MATCHING CONTRIBUTION?

You may receive Matching Contributions if you put Elective Deferrals, Catch-up Contributions, and/or Nondeductible Employee Contributions into the Plan.

To share in the Matching Contribution, you must be a Participant in the Plan. Some plans require that you work a minimum number of hours to share in the Matching Contribution. Refer to the SPD to determine if an hourly requirement applies to your Plan.

A nonstandardized plan may require you to be working for the Employer on the last day of the Plan Year to share in the Matching Contribution. Refer to the SPD to determine if this requirement applies to your Plan.

Plans may waive hourly and/or last day requirements under certain circumstances such as death, disability, etc. Refer to the SPD to determine if and when such requirements are waived.

The amount of your Matching Contribution will be based upon the formula described in the SPD.

EXAMPLE: Your annual Compensation is $15,000. You agree to make an Elective Deferral of 10% of your Compensation. Under the terms of the Plan, assume your Employer has selected a Matching Contribution formula that will match your Elective Deferrals on the basis of 50 cents for each dollar you contribute. Your Elective Deferral will be $1,500 for the Plan Year and the Matching Contribution will be $750.

ARE HIGHLY COMPENSATED PARTICIPANTS ELIGIBLE TO RECEIVE MATCHING CONTRIBUTIONS?

Yes. However, additional limitations may exist on the Matching Contribution amounts. The Internal Revenue Code and tax rules define highly compensated employee for these purposes. If these limits apply to you, your Plan Administrator will provide additional information about them. The additional limitations described above do not apply to SIMPLE 401(k) plans.

DISTRIBUTION OF BENEFITS AND VESTING

WHICH VESTING SCHEDULE WILL BE USED TO DETERMINE MY VESTED BENEFIT?

You will become vested according to the vesting schedule(s) disclosed in your SPD and this SMM.

If the SPD previously provided to you by your Employer specified a seven-year vesting schedule for Matching Contributions, you will become fully vested in such contributions after six years, rather than seven. If the SPD previously provided to you by your Employer specified no vesting until five years of service had been completed, you will become fully vested after three years of service.

Vesting Schedule for Top-Heavy Plans

A top-heavy plan is one in which more than 60% of the value of the Plan assets is credited to the accounts of certain officers, shareholders and highly paid Participants. These individuals are called Key Employees.

The top-heavy vesting schedule will not apply if the vesting schedule selected by your Employer provides for faster vesting. For example, if the Employer has selected the 100% vesting schedule (under which all Participants are 100% vested at all times) and the Plan becomes top heavy, that vesting schedule selected by your Employer will remain in effect because it provides for more rapid vesting.

Refer to the SPD to determine the top-heavy vesting schedule.

NOTE: The top-heavy requirements do not apply to SIMPLE 401(k) plans and Safe Harbor CODA plans.

WHEN MAY I WITHDRAW MONEY FROM THE PLAN?

Certain events must occur before you may withdraw money from the Plan. Benefits may be withdrawn if any of the following occur.

TERMINATION OF EMPLOYMENT AFTER ATTAINING NORMAL RETIREMENT AGE

Normal Retirement Age under the Plan is specified in the SPD.

TERMINATION OF EMPLOYMENT AFTER SATISFYING ANY EARLY RETIREMENT AGE REQUIREMENT

The Early Retirement Age conditions, if any, are specified in the SPD.

TERMINATING THE PLAN BY YOUR EMPLOYER

IF YOUR PLAN IS A 401(K) PLAN, THERE ARE SEVERAL OTHER CIRCUMSTANCES UNDER WHICH YOU MAY WITHDRAW ELECTIVE DEFERRALS

Your Plan may also allow you to take Elective Deferrals out of the Plan upon attainment of age 59 1/2 or if you have a severe financial hardship Generally, the only financial needs that are considered to meet the financial hardship requirements are deductible medical expenses for you or your immediate family, purchase of your principal residence, payment of tuition and related educational fees for the next 12 months of post-secondary education for you or your immediate family, or to prevent eviction from your home or foreclosure upon your principal residence. Check with your Plan Administrator to determine if any other financial needs meet the financial hardship requirements under your Plan. A hardship distribution can not exceed the amount of your immediate and heavy financial need. You must have obtained all distributions and all nontaxable loans from all Plans maintained by your Employer prior to qualifying for a hardship distribution. Your Elective Deferrals (and Nondeductibie Employee Contributions, if applicable) will be suspended for 6 months after receipt of a hardship distribution. If you receive a hardship distribution of Elective Deferrals in calendar year 2001, you are prohibited from making Elective Deferrals (and Nondeductibie Employee Contributions, if applicable) for 6 months after receipt of the hardship distribution or until January 1, 2002, if later, unless otherwise indicated in the Elective Provisions section of this SMM. Hardship distributions are subjected to a 10% penalty tax if received before you reach age 59 1/2 Refer to your SPD to determine if you may take distributions of Elective Deferrals in any of the preceding circumstances.

NOTE: Nonelective and basic or enhanced matching contributions under the Safe Harbor CODA Contribution provisions are subject to the same distribution restrictions as Elective Deferrals except the Safe Harbor CODA Contributions specified here may not be distributed under the hardship distribution provisions.

HOW WILL MY BENEFITS BE PAID TO ME?

Payments from the Plan that are Eligible Rollover Distributions may be taken in two ways. You may have all or any portion of your Eligible Rollover Distribution either (1) paid in a Direct Rollover to an Eligible Retirement Plan or (2) paid to you. If you choose to have your Plan benefits paid to you, you will receive only 80% of the payment, because the Plan Administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

If your vested Individual Account (i.e., the amount of money in the Plan you are entitled to) is no more than $5,000, your benefits will be paid either directly to you or as a Direct Rollover to a Traditional IRA, in a single payment. When determining the vested value of your Individual Account, rollover contributions may be disregarded for this purpose effective the later of January 1, 2002, or the effective date of the Plan.

ONCE I BECOME ELIGIBLE TO RECEIVE BENEFITS, WHEN WILL THEY BE DISTRIBUTED TO ME?

If you terminate employment and the value of your Individual Account (disregarding rollover contributions, unless otherwise noted in the Elective Provisions section of this SMM), is no more than $5,000, the Plan Administrator will direct that your benefits be paid as soon as administratively practicable after you become eligible to receive them.

If the value of your Individual Account is more than $5,000, your benefits will not be paid until you submit a request to the Plan Administrator for payment. The Plan Administrator will provide you with the proper request forms. Once you have returned the completed request to the Plan Administrator, payment will be made as soon as administratively practicable after the Plan Administrator received your request.

                               ELECTIVE PROVISIONS

PLAN FUNDING AND ADMINISTRATION

OTHER CONTRIBUTIONS

You can complete a Direct Rollover of Eligible Rollover Distributions from the following type(s) of plans:

[ ] A qualified retirement plan, not including Nondeductibie Employee Contributions.

[X]  A qualified retirement plan, including Nondeductible Employee
     Contributions.

[X]  A 403(b) plan, not including Nondeductibie Employee Contributions.

[X]  An eligible 457(b) plan maintained by a state governmental entity.

You can complete an indirect rollover of Eligible Rollover Distributions from the following type(s) of plans:

[X]  A qualified retirement plan.

[X]  A 403(b) plan.

[X]  An eligible 457(b) plan maintained by a state governmental entity.

You can make a rollover contribution of pre-tax amounts from a Traditional IRA

[X]  Yes

[ ]  No

The above transactions shall be available the later of January 1, 2002, or the effective date of your Plan.

CATCH-UP CONTRIBUTIONS

Will you be permitted (if eligible) to make Catch-up Contributions?

[X] Yes, after the later of December 31, 2001, or the effective date of your Plan.

[ ]  No

MATCHING CONTRIBUTIONS AND CATCH-UP CONTRIBUTIONS

Will Matching Contributions be made with regard to Catch-up Contributions?

[X]  Yes

[ ]  No

If "yes" is selected, the Matching Contribution formula identified in your SPD will be followed.

DISTRIBUTION OF BENEFITS AND VESTING

SUSPENSION OF ELECTIVE DEFERRALS FOLLOWING HARDSHIP DISTRIBUTION

If you receive a hardship distribution of Elective Deferrals during the 2001 calendar year,

[X] You are prohibited from making Elective Deferrals (and Nondeductible Employee Contributions, if applicable) under your Plan for 6 months after you receive the distribution or until January 1, 2002, if later.

[ ] You are prohibited from making Elective Deferrals (and Nondeductible Employee Contributions, if applicable) under your Plan for 12 months after you receive the distribution.

ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

Will rollover contributions be excluded when determining whether the value of your Individual Account is less than $5,000?

[ ]  Yes

[X]  No

If "yes" is selected, see your Plan Administrator if special effective dates pertain.

                        SUMMARY OF MATERIAL MODIFICATIONS
                          REGARDING AUTOMATIC ROLLOVERS

The purpose of this document is to update your Summary Plan Description (SPD) for an amendment that was recently made to your employer's retirement plan. This document is very important and should be kept with your SPD. If any provisions in this Summary of Material Modifications (SMM) conflict with your SPD the terms of this SMM will apply. Your SPD is amended to read as follows:

                                  SPD AMENDMENT

DISTRIBUTION OF BENEFITS, CLAIMS PROCEDURES AND LOANS

HOW WILL MY BENEFITS BE PAID TO ME?

A. Payments from the Plan that are Eligible Rollover Distributions may be taken in two ways. You may have all or any portion of your Eligible Rollover Distribution either (1) paid in a Direct Rollover to a Traditional individual retirement account (IRA) or another qualifying employer plan or
     (2) paid to you. If you choose to have your Plan benefits paid to you, you will receive only 80 percent of the payment, because the Plan Administrator is required to withhold 20 percent of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

     If you do not elect to have your distribution either paid to you or paid in a Direct Rollover and your Individual Account does not exceed a certain dollar amount (the "cashout level"), your employer will make a distribution without your consent. Refer to the Cashout Distribution Provisions section of this SMM to determine if the Plan permits cashout distributions and, if so, the cashout level. If the Plan permits cashout distributions, you must include your rollover contributions, if any, in the balance of your Individual Account for purposes of determining whether your Individual Account exceeds the cashout level.

B. The following rules apply to your distribution if your vested Individual Account does not exceed the cashout level:

     i. If the distribution is not an Eligible Rollover Distribution, it will be paid directly to you in a single lump sum.

     ii. If the distribution does not exceed $1,000 and it qualifies as an Eligible Rollover Distribution, it will be paid, either directly to you or as a Direct Rollover to an IRA, in a single lump sum payment. However, if you do not specify how you would like to receive your distribution, the Plan Administrator will make a single lump sum payment to you unless the Cashout Distribution Provisions section of this SMM specifies otherwise.

     iii. If the distribution exceeds $1,000 and it qualifies as an Eligible Rollover Distribution, it will be paid, either directly to you or as a Direct Rollover to an IRA, in a single lump sum payment. However, if you do not specify how you would like to receive your distribution, the Plan Administrator will pay the distribution in a Direct Rollover to an IRA designated by the Plan Administrator.

          An amount distributed and rolled over into an IRA by the Plan Administrator under the Plan's cashout distribution provisions will be invested in a product designed to preserve principal and provide a reasonable rate of return and liquidity. The ERA provider that receives the rollover may charge fees and expenses for maintaining the IRA, and these fees and expenses may be assessed directly against the assets of the IRA or billed directly to you. For more information concerning the rollover procedures, the IRA provider, and the fees and expenses relating to the IRA, please contact your Plan Administrator whose address and telephone number are found in your SPD.

C. If your Plan is a profit sharing or 401(k) plan subject to the Retirement Equity Act (REA) safe harbor provisions, payouts of your benefits under the Plan will be made in a form other than an annuity. Refer to the SPD to determine if your Plan is subject to the REA safe harbor provisions.

D. If your Plan is not subject to the REA safe harbor provisions and your vested Individual Account balance is more than $5,000, your payouts will be in the form of an annuity, unless the annuity option is waived. An annuity will provide you with a series of periodic payments, usually monthly. The annuity must be purchased from an insurance company. The size of the payments you receive from the annuity will depend upon many factors including the value of your vested Individual Account balance.

     i. If you are married, the annuity will provide monthly payments for as long as you or your spouse live. This type of annuity is called a Qualified Joint and Survivor Annuity. If you die before your spouse, the monthly payments to your spouse will be a percentage of the payments you had been receiving before your death. Refer to the SPD to determine the survivor annuity percentage.

     ii. If you are not married, the type of annuity you will receive will provide you with monthly payments for as long as you live.

     iii. If you do not want an annuity payout, you may choose other types of payments. To waive the annuity option, you must fill out and sign a waiver form. If you are married, your spouse must consent to and sign the waiver form in the presence of a Notary Public. You and your spouse may sign the waiver form any time within 90 days of the start of your payments.

     EXAMPLE: Bill wants to start receiving money on March 31, 2004. He and his spouse may sign the waiver form any time from January 1 though March 31, 2004. Bill may now take his money in another form of payment, such as a single lump sum payment.

E. Contributions made to the Plan by you or on your behalf may be used to purchase units in various investment funds. The value of these funds can change daily.

     Because the value of your units can change daily, the value shown on your statement(s) may be different than the actual amount you receive for a payout.

ONCE I BECOME ELIGIBLE TO RECEIVE BENEFITS, WHEN WILL THEY BE DISTRIBUTED TO ME?

If you terminate employment and the value of your Individual Account does not exceed the cashout level, the Plan Administrator will direct that your benefits be paid as soon as administratively practicable.

If the value of your Individual Account exceeds the cashout level, your benefits will not be paid until you submit a written request to the Plan Administrator for payment. The Plan Administrator will provide you with the proper request forms. Once you have returned the completed request form to the Plan Administrator, payment will be made as soon as administratively practicable after the Plan Administrator received your request

EVEN IF I AM ELIGIBLE TO RECEIVE BENEFITS, MUST I HAVE MY BENEFIT DISTRIBUTED FROM THE PLAN?

If the value of your Individual Account exceeds the cashout limit, your benefit will not be distributed until you request payment from the Plan Administrator. You could choose to leave your benefit in the Plan. However, you must generally begin taking required minimum distributions either when you retire or at age
70 1/2, as explained in your SPD.

WHAT HAPPENS TO MY BENEFITS IF I DIE?

A. Your Beneficiary will receive the total value of your Individual Account when you die. If you are married, your spouse will automatically be your Beneficiary. To choose another Beneficiary, you must sign a written form listing a nonspouse Beneficiary. Your spouse must give written consent to this in the presence of a Notary Public

     NOTE: Contact your Plan Administrator if you wish to choose a nonspouse Beneficiary.

B. If the value of your Individual Account is no more than $5,000, your Beneficiary will receive a lump sum payment of the entire amount. If your Beneficiary is your spouse, he or she may generally elect to roll over your Individual Account to an IRA.

C. If your Plan is a profit sharing plan or 401(k) plan and is subject to the REA safe harbor provisions and the value of your Individual Account is greater than $5,000, your Beneficiary will receive a payout(s) in one of the following forms of distribution: lump sum; installment payments; or applied to purchase an annuity contract. Refer to the SPD to determine if any of the preceding forms are unavailable

D. If the value of your Individual Account is greater than $5,000 and your Plan is not subject to the REA safe harbor provisions, your Beneficiary will receive the money in periodic payments from an insurance company unless a special form is signed. These periodic payments will usually be made on a monthly basis for as long as your Beneficiary lives.

     EXAMPLE: Clarence, age 38, signs the waiver form. Mildred, his wife, signs the waiver form in the presence of a Notary Public. Clarence dies two years later. Mildred now has a choice of payments. She can, for example, take all the money in a single lump sum and roll it into her Traditional IRA.

     If your Beneficiary is not your spouse and you want to give your Beneficiary a choice as to how he or she wants to receive the money, you must sign a special form. This form must also be signed by your spouse in the presence of a Notary Public. If you are under age 35 when you sign this form, you must sign a new form once you reach age 35.

     NOTE: Contact your Plan Administrator if you wish to preserve the option of taking payouts in a form other than an annuity.

CASHOUT DISTRIBUTION PROVISIONS

A. This SMM will apply to cashout distributions made on or after the later of March 28, 2005, the Effective Date of the Plan or __________.

B. Will cashout distributions be made from this Plan if the value of your Individual Account does not exceed the cashout level?

     [X]  Yes
     [ ]  No

C.   The cashout level (if applicable) is:

     [X]  $5,000
     [ ]  $1,000
     [ ]  $200
     [ ]  Other $_____

D. Cashout distributions (if applicable) that are Eligible Rollover Distributions and are $1,000 or less shall be:

     [X]  Paid in a single sum distribution
     [ ]  Paid in a Direct Rollover to an individual retirement plan.

QUALIFIED                SUMMARY PLAN DESCRIPTION
Retirement Plan/403(b)   Loan Information Sheet

                         As a participant in the qualified retirement plan/403(b) adopted by your employer, you may be able to borrow a portion of your vested account balance..
                         The loan program adopted by your employer is available on a uniform basis to all parties in interest to the plan who meet loan qualification requirements. For additional information about the loan program available under your employer's plan, contact the loan program administrator listed below.

                         NOTE: This Loan Information Sheet constitutes part of the Summary Plan Description (SPD) of your Qualified
                         Retirement Plan and should be kept with your other SPD documents

 PLAN LOAN INFORMATION   Plan Name COLLEGIATE PACIFIC 401(k) PLAN
                         Plan Number 001 Plan Year End 12/31

        EFFECTIVE DATE   The effective date of the plan loan program is
                         04/15/2005

          LOAN PROGRAM   The person responsible for administering your loan
         ADMINISTRATOR   program is THE PLAN ADMINISTRATOR. Your loan program
                         administrator may be reached at the following address
                         and/or telephone number: 13950 SENLAC DRIVE, SUITE,
                         100, DALLAS, TX 75234

      LOAN APPLICATION   To apply for a loan under this plan, you must complete
             PROCEDURE   and return to the loan program administrator a Loan
                         Application, furnishing all information requested and
                         pay any required loan application processing fees. In
                         addition, you must follow the procedures described
                         below (specify). ______________________________________

  LIMITATIONS ON TYPES   Loans from this plan may be used for the following
              OF LOANS   purposes:

                         [X]  all

                         [ ]  purchase of your principal residence

                         [ ] post-secondary tuition for you or your immediate family

                         [ ] medical expenses for you or your immediate family

                         [ ] rent or mortgage payments to prevent eviction or foreclosure from your principal residence

                         [ ]  other (specify) __________________________________

         LOAN APPROVAL   Decisions approving or denying loans from this Plan
             STANDARDS   will be based on the following criteria:

                         [X] the value of your vested individual account balance

                         [X]  other (specify) LOAN APPROVAL IS LIMITED TO ONE
                              OUTSTANDING LOAN PER PARTICIPANT

                         NOTE: Loan approval basis selected must not cause loans to be made available on a discriminatory basis.

        LOAN PRINCIPAL   Loans from this plan shall be in a minimum amount of
           LIMITATIONS   $1000 (may not exceed $1,000).
                         The maximum amount of all loans outstanding cannot
                         exceed

                         [X] the lesser of one-half of your vested account balance or $50,000, or

                         [ ]  other (specify) __________________________________

                         NOTE: If the "other" option is selected, the amount entered generally cannot exceed the lesser of one-half of your vested account balance or $50,000.

  INTEREST CALCULATION   Interest on loans from this plan will be computed on
                         the following basis:

                         [X]  prime rate (as specified in the Wall Street
                              Journal)

                         [ ]  prime rate (as specified in the Wall Street
                              Journal) plus _________ percent

                         [ ]  other (specify) __________________________________

                         NOTE: The interest rate must be comparable to that charged by commercial lenders in a similar transaction
                         Any loan renewals are subject to interest rate modification

     COLLATERAL PLEDGE   A percentage of your vested account balance equal to
                         the amount borrowed divided by your vested account
                         balance is pledged as security for repayment of loans
                         under this program.

    DEFAULT PROVISIONS   The following are deemed to be acts of default under
                         your qualified plan/403(b) loan program:

                         - failure to remit payment in a timely manner as required under the Loan Agreement

                         - breach of any of your obligations or duties under the Loan Agreement

                         -    termination of employment

                         -    other (specify) __________________________________

                         Upon default, your loan program administrator is entitled to foreclose its security interest in your vested account balance pledged for repayment upon the occurrence of an event which triggers a distribution of your benefits. In addition, the loan program administrator will report as taxable any amounts which are deemed distributed as a result of failing to make loan payments.

(BISYS(R) LOGO)
Your Vision - Our Solutions(TM)

DISTRIBUTION NOTICE

Important Information About Your Qualified Retirement Plan Distribution

INTRODUCTION

This Distribution Notice is provided to you in conjuction with the Summary Plan Description. This notice contains information about your options at the time of distribution. You will be provided an updated summary of this information at the time of distribution.

As a participant in your employer's qualified retirement plan, you have accumulated a vested account balance. You may receive your vested account balance only if you incur a triggering event. You may incur a triggering event if:

          -    you quit working for your employer,

          -    you attain the normal retirement age indicated in the plan,

          -    you become disabled,

          -    your employer terminates the plan,

          -    your plan permits in-service distributions, or

          -    you incur a hardship (only applicable to certain plans).

However, you must refer to your Summary Plan Description to identify the specific triggering events which apply under your plan.

NOTE: Generally, payments from your employer's qualified retirement plan must be delayed for a minimum of 30 days after you receive this notice, to allow you time to consider your distribution options. Although you are entitled to consider your distribution options for a period of 30 days, you may waive this 30 day notice requirement. If you are subject to the Retirement Equity Act (REA) notice requirements and you waive the 30 day notice requirement, your employer must wait seven days from the date you received this notice before commencing distributions.

The law dictates the optional forms that your payments may take. The law also specifies how the different types of payments will be taxed. This notice summarizes your distribution options and illustrates the financial effect and the tax consequences of each distribution option.

PART ONE of this notice describes the plan payment options available to you. PART TWO describes your beneficiary(ies) payment options PART THREE contains a special tax notice, required by the IRS, that explains the tax treatment of your plan payment and describes the direct rollover option for eligible rollover distributions.

NOTE: The payment amounts indicated in this notice are only examples. The calculations for the Qualified Joint and Survivor Annuity are based on standard mortality tables using a five percent interest rate and a payment age of 65. Actual payment amounts will Vary depending upon the entity from which you purchase your annuity. You may obtain financial projections based upon your account balance by submitting a request, in writing, to the plan administrator (usually the employer).

                PART ONE -- PAYMENT OPTIONS FOR PLAN PARTICIPANTS

IMPORTANT NOTICE TO PARTICIPANT

Read the following message before reviewing your options.

Of the four options listed below, some may not be available to you. If the plan is known as a "REA safe harbor" plan, and no existing plan assets are subject to the REA annuity requirements, under most circumstances Option I listed below is not available to you, and Option II may be available to you.

DISTRIBUTION OPTIONS

If your vested account balance is $5,000 or less at the time of distribution, the plan administrator is required to pay your distribution to you in a single cash payment. If the amount exceeds $1,000 and is an eligible rollover distribution and you do not instruct the plan administrator otherwise, your vested account balance may be directly rolled into a Traditional IRA. You may subsequently transfer the distribution to another Traditional IRA. If your vested account balance exceeds $5,000, you must consent to the form of payment.

I.   QUALIFIED JOINT AND SURVIVOR ANNUITY

     The law requires that your vested account balance be paid to you in the form of a Qualified Joint and Survivor Annuity if you are married, or a Single Life Annuity if you are not married. If you wish to receive your vested account balance using a different distribution option (described below), you must waive the Qualified Joint and Survivor Annuity (the Single Life Annuity if you are not married) and your spouse must consent to the annuity waiver.

     Unless properly waived, you will receive your vested account balance in the form of a Qualified Joint and Survivor Annuity (the Single Life Annuity if you are not married)

     A.   QUALIFIED JOINT AND SURVIVOR ANNUITY DEFINED

          If you are married, a Qualified Joint and Survivor Annuity is a series of periodic payments to you during your lifetime and to your spouse upon your death. The periodic payment amount your spouse receives will be a set percentage of the periodic payment amount you received during your lifetime. To determine the percentage your spouse would receive (i.e., survivor annuity), contact the plan administrator.

          If you are not married, a Qualified Joint and Survivor Annuity is a series of annuity payments over your life.

     B.   WAIVING THE QUALIFIED JOINT AND SURVIVOR ANNUITY

          If you wish to receive your vested account balance using one of the other options listed in Section II through IV of this form, you (and, if you are married, your spouse) must waive the Qualified Joint and Survivor Annuity. You can waive the Qualified Joint and Survivor Annuity by completing a distribution form. You can obtain this form from your plan administrator. After waiving the Qualified Joint and Survivor Annuity by signing the distribution form, you may receive your vested account balance using one of the other distribution methods explained below.

     C.   FINANCIAL EFFECT OF A QUALIFIED JOINT AND SURVIVOR ANNUITY

          As stated above, a Qualified Joint and Survivor Annuity will provide periodic payments to you during your lifetime and, if you are married, to your spouse after your death. Your spouse will generally receive smaller periodic payments than you received while you were alive. For example, assume a participant retires with a $10,000 vested account balance. A Qualified Joint and Survivor Annuity would provide him or her with the following payments.

  Lifetime Monthly    % of Survivor        Monthly
Participant Benefit      Annuity*     Survivor Benefit
-------------------   -------------   ----------------
       $63.40               100%           $63.40
       $66.30                75%           $49.72
       $67.30             66.67%           $44.86
       $69.40                50%           $34.70

* These estimates are derived from standard mortality tables using a participant with a 65 year old spouse beneficiary beginning payments at age
     65. To determine the survivor annuity percentage, contact the plan administrator.

II.  ANNUITY CONTRACT

     If the plan is a REA safe harbor plan, or the Qualified Joint and Survivor Annuity is properly waived, you may purchase an annuity contract with your vested account balance. This distribution option allows you to choose the type of annuity contract you wish to purchase. However, if the plan is a REA safe harbor plan, you cannot elect payments in the form of a life annuity.

     A.   ANNUITY CONTRACT DEFINED

          You may use your vested account balance to purchase a term certain annuity, a single life annuity (not available for REA safe harbor plans, unless the plan indicates otherwise) or any other form of annuity. A term certain annuity would distribute dollars to you and your beneficiary for a specified number of years A single life annuity would distribute dollars to you for your lifetime and would cease distributions after your death.

     B.   FINANCIAL EFFECT AND TAX CONSEQUENCES OF THE ANNUITY

          If you elect to use your vested account balance to purchase a single life annuity, you will receive payments as long as you are alive. For example, a participant who is age 65 with a $10,000 vested account balance will receive $76.60 per month while he or she is alive.

III. LUMP SUM PAYMENT

     If you properly waive the Qualified Joint and Survivor Annuity or if this is a REA safe harbor plan and no existing plan assets are subject to the REA annuity requirements, you may request a single sum payment.

     A.   LUMP SUM PAYMENT DEFINED

          A Lump Sum Payment is the payment of your entire vested account balance.

     B.   FINANCIAL EFFECT AND TAX CONSEQUENCES OF A LUMP SUM PAYMENT

          Generally a Lump Sum Payment is included in your income and taxed in the year of the distribution. Most Lump Sum Payments are eligible rollover distributions and would, therefore, be subject to the 20 percent withholding rules unless directly rolled over to another plan or Traditional IRA See Part Three, "Special Tax Notice Regarding Plan Payments" for more information.

IV.  INSTALLMENT PAYMENTS

     If the Qualified Joint and Survivor Annuity is properly waived or if this is a REA safe harbor plan, you may elect to receive your vested account balance in installment payments. Installment payments for a period of less than 10 years are generally eligible rollover distributions and would, therefore, be subject to the 20 percent withholding rules unless directly rolled over to another plan or Traditional IRA See Part Three, "Special Tax Notice Regarding Plan Payments" for more information.

     A.   INSTALLMENT PAYMENTS DEFINED

          Installment payments are payments distributed to you in any amount you choose at intervals that you determine within limits set by the trustee or custodian. For example, the payments could be paid to you annually, semiannually, quarterly, or monthly. The payment schedule you choose cannot be longer than your single life expectancy or, if you have a beneficiary named, the joint life expectancy of you and your beneficiary.

     B.   FINANCIAL EFFECT AND TAX CONSEQUENCES OF INSTALLMENT PAYMENTS

          Generally, each installment payment will be included in your income in the year in which you receive it. For example, a participant who elects to receive $500 per month will include $6,000 ($500 x 12 months) in income each tax year.

   PART TWO - PAYMENT OPTIONS FOR BENEFICIARIES OF DECEASED PLAN PARTICIPANTS

IMPORTANT NOTICE TO BENEFICIARY

If you are the designated beneficiary of a deceased participant's vested account balance, you are eligible to receive a distribution. The form of the benefit depends on several factors including the type of plan and the amount in the participant's account.

I.   PARTICIPANT'S ACCOUNT BALANCE

     If the participant's vested account balance was $5,000 or less the plan administrator is required to pay your distribution to you in a single cash payment If the participant's account balance exceeded $1,000 and is an eligible rollover distribution and you do not instruct the plan administrator otherwise, the vested account balance may be directly rolled into a Traditional ERA. You may subsequently transfer the distribution to another Traditional IRA. If the participant's vested account balance exceeded $5,000, you must consent to the form of payment

II.  TYPE OF PLAN

     NOTE: THE PLAN ADMINISTRATOR CAN TELL YOU WHICH TYPE OF PLAN THIS IS.

     A.   REA SAFE HARBOR PLANS (PROFIT SHARING OR 401(K) PLANS ONLY)

          You may select Option II, III or IV listed above. However, if you select the installment payment method described in Option IV, the payment schedule you choose cannot be longer than your life single expectancy.

     B.   ALL OTHER PLANS

          If the plan participant died before distributions commenced and you are a spouse beneficiary, distributions from the plan must be paid to you (if applicable) in the form of a qualified preretirement survivor annuity, unless the annuity requirement was properly waived. A participant waives the annuity requirement by completing a "Designation of Beneficiary" form and obtaining your written consent to the waiver. If the participant did not execute the required waivers, then his or her account balance will be paid to you (the deceased participant's spouse) in the form of a preretirement survivor annuity unless the plan specifically permits you to elect to receive payments in a form other than a qualified preretirement survivor annuity. If you are a nonspouse beneficiary of a deceased participant who was married, you will not receive any payment from the plan unless the participant properly waived the requirement that his or her spouse be the beneficiary.

If the qualified preretirement survivor annuity was properly waived by the participant and/or his or her spouse (if applicable), then you may receive the entire vested account balance in a Lump Sum Payment as explained in Part One, Option III, of this notice. The rollover option described below is available only if you are the spouse of the deceased participant. The other distribution option available to you as a beneficiary is explained in Part One, Option IV, "Installment Payments". However, the payment schedule you choose cannot be longer than your single life expectancy.

             PART THREE - SPECIAL TAX NOTICE REGARDING PLAN PAYMENTS

SUMMARY

This notice explains how you can continue to defer federal income tax on your retirement savings, and contains important information you will need before you decide how to receive your plan benefits.

NOTE: Your employer has received an IRS opinion letter that this plan is qualified.

This notice is provided to you by your plan administrator because all or part of the payment that you will soon receive from the plan may be eligible for rollover by you or your plan administrator to a Traditional IRA or an eligible employer plan. A rollover is a payment by you or the plan administrator of all or part of your benefit to another plan or IRA that allows you to continue to postpone taxation of that benefit until it is paid to you. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account (formerly known as an Education IRA). An "eligible employer plan" includes a plan qualified under Section 401(a) of the Internal Revenue Code, including a 401(k) plan, profit-sharing plan, defined benefit plan, stock bonus plan, and money purchase plan; an annuity plan described under Section 403(a) of the Code; a tax-sheltered annuity described under Section 403(b) of the Code; and a deferred compensation plan, described under Section 457(b) of the Code, maintained by a governmental employer (governmental 457(b) plan).

An eligible employer plan is not legally required to accept a rollover. Before you decide to roll over your payment to another employer plan, you should find out whether the plan accepts rollovers and, if so, the types of distributions it accepts as a rollover. You should also find out about any documents that are required to be completed before the receiving plan will accept a rollover. Even if a plan accepts rollovers, it might not accept rollovers of certain types of distributions, such as after-tax amounts. If this is the case, and your distribution includes after-tax amounts, you may wish instead to roll your distribution over to a Traditional IRA or split your rollover amount between the employer plan in which you will participate and a Traditional IRA. If an employer plan accepts your rollover, the plan may restrict subsequent distributions of the rollover amount or may require your spouse's consent for any subsequent distribution. A subsequent distribution from the plan that accepts your rollover may also be subject to different tax treatment than distributions from this plan. Check with the administrator of the plan that is to receive your rollover prior to making the rollover.

If you have additional questions after reading this notice, you may contact your plan administrator.

There are two ways you may be able to receive a plan payment that is eligible for rollover: (1) certain payments can be made directly to a Traditional IRA that you establish or to an eligible employer plan that will accept it and hold it for your benefit ("direct rollover"); or (2) the payment can be paid to you.

If you choose a direct rollover the following will result.

     - Your payment will not be taxed in the current year and no income tax will be withheld.

     - You choose whether your payment will be made directly to your Traditional IRA or to an eligible employer plan that accepts your rollover. Your payment cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account because these are not Traditional IRAs.

     - The taxable portion of your payment will be taxed later when you take it out of the Traditional IRA or the eligible employer plan. Depending on the type of plan, the subsequent distribution may be subject to different tax treatment than it would be if you received a taxable distribution from this plan.

If you choose to have a plan payment that is eligible for rollover paid to you, the following will result.

     - You will receive only 80 percent of the taxable amount of the payment, because the plan administrator is required to withhold 20 percent of that amount and send it to the IRS as income tax withholding to be credited against your taxes.

     - The taxable amount of your payment will be taxed in the current year unless you roll it over. Under limited circumstances, you may be able to use special tax rules that could reduce the tax you owe. However, if you receive the payment before age 59 1/2 you also may have to pay an additional 10 percent tax.

     - You can roll over the payment by paying it to your Traditional IRA or to an eligible employer plan that accepts your rollover within 60 days after you receive the payment. The amount rolled over will not be taxed until you take it out of the Traditional IRA or the eligible employer plan.

     - If you want to roll over 100 percent of the payment to a Traditional IRA or an eligible employer plan, you must find other money to replace the 20 percent of the taxable portion that was withheld. If you roll over only the 80 percent that you received, you will be taxed on the 20 percent that was withheld and that is not rolled over.

MORE INFORMATION

I.   PAYMENTS THAT CAN AND CANNOT BE ROLLED OVER

     Payments from the plan may be "eligible rollover distributions". This means that they can be rolled over to a Traditional IRA or an eligible employer plan that accepts rollovers. Payments from a plan cannot be rolled over to a Roth IRA, a SIMPLE IRA, or a Coverdell Education Savings Account. Your plan administrator should be able to tell you what portion of your payment is an eligible rollover distribution.

     A.   AFTER-TAX CONTRIBUTIONS

          If you made after-tax contributions to the plan, these contributions may be rolled into either a Traditional IRA or to certain employer plans that accept rollovers of after-tax contributions. The following rules apply.

          1.    ROLLOVER INTO A TRADITIONAL IRA

               You can roll over your after-tax contributions to a Traditional IRA either directly or indirectly. Your plan administrator should be able to tell you how much of your payment is taxable and how much is after-tax.

               If you roll over after-tax contributions to a Traditional IRA, it is your responsibility to keep track of, and report to the IRS on the applicable forms, the amount of these after-tax contributions. This will enable the nontaxable amount of any future distributions from the Traditional IRA to be determined.

               Once you roll over your after-tax contributions to a Traditional IRA, those amounts CANNOT later be rolled over to an employer plan.


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          2.   Rollover into an Employer Plan

               You can roll over after-tax contributions from an eligible employer plan that is qualified under Section 401(a) or 403(a) of the Code to another such plan using a direct rollover if the plan receiving the rollover provides separate accounting for such amounts, including separate accounting for the after-tax contributions and earnings on those contributions. You CANNOT roll over such after-tax contributions to a governmental 457(b) plan. If you want to roll over your after-tax contributions to an employer plan that accepts such rollovers, you cannot have the after-tax contributions paid to you first. You must instruct the plan administrator of this plan to make a direct rollover on your behalf. Also, you cannot first roll over after-tax contributions to a Traditional IRA and then roll over such contributions into an eligible employer plan.

     B.   The following are types of payments that cannot be rolled over.

          PAYMENTS SPREAD OVER LONG PERIODS

          You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for,

                    - your lifetime (or a period measured by your life expectancy), or

                    - your lifetime and your beneficiary's lifetime (or a period measured by your joint life expectancies), or

                    -    a period of ten years or more.

          REQUIRED MINIMUM PAYMENTS

          Beginning when you reach age 70 1/2 or retire, whichever is later, a certain portion of your payment cannot be rolled over because it is a "required minimum payment" that must be paid to you. Special rules apply if you own more than five percent of your employer.

          HARDSHIP DISTRIBUTIONS

          A hardship distribution cannot be rolled over.

          ESOP DIVIDENDS

          Cash dividends paid to you on employer stock held in an employee stock ownership plan cannot be rolled over.

          CORRECTIVE DISTRIBUTIONS

          A distribution that is made to correct a failed nondiscrimination test or because legal limits on certain contributions were exceeded cannot be rolled over.

          LOANS TREATED AS DISTRIBUTIONS

          The amount of a plan loan that becomes a taxable deemed distribution because of a default cannot be rolled over. However, a loan offset amount is eligible for rollover, as discussed in Part III below. Ask the plan administrator of this plan if distribution, of your loan qualifies for rollover treatment.

     The plan administrator of this plan should be able to tell you if your payment includes amounts which cannot be rolled over.

II.  DIRECT ROLLOVER

     A direct rollover is a direct payment of the amount of your plan benefits to a Traditional IRA or an eligible employer plan that will accept it. You can choose a direct rollover of all or any portion of your payment that is an eligible rollover distribution, as described in Part I above. You are not taxed on any taxable portion of your payment for which you choose a direct rollover until you later take it out of the Traditional IRA or eligible employer plan. In addition, no income tax withholding is required for any portion of your plan benefits for which you choose a direct rollover. This plan might not let you choose a direct rollover if your distributions for the year are less than S200.

     A.   DIRECT ROLLOVER TO A TRADITIONAL IRA

          You can open a Traditional IRA to receive the direct rollover. If you choose to have your payment made directly to a Traditional IRA, contact an IRA sponsor (usually a financial institution) to find out how to have your payment made in a direct rollover to a Traditional IRA at that institution. If you are unsure of how to invest your money, you can temporarily establish a Traditional IRA to receive the payment. However, in choosing a Traditional IRA, you may wish to make sure that the Traditional IRA you choose will allow you to move all or a part of your payment to another Traditional IRA at a later date, without penalties or other limitations See IRS Publication 590, Individual Retirement Arrangements, for more information on Traditional IRAs (including limits on how often you can roll over between IRAs).

     B.   DIRECT ROLLOVER TO A PLAN

          If you are employed by a new employer that has an eligible employer plan, and you want a payment from your previous employer's plan directly rolled over to your new employer's plan, ask the plan administrator of that plan whether it will accept your rollover. An eligible employer plan is not legally required to accept a rollover. Even if your new employer's plan does not accept a rollover, you can choose a direct rollover to a Traditional IRA. If your new employer's plan accepts your rollover, the plan may provide restrictions on the circumstances under which you may later receive a distribution of the rollover amount or may require spousal consent to any subsequent distribution Check with the plan administrator of the receiving plan before making your decision.

     C.   DIRECT ROLLOVER OF A SERIES OF PAYMENTS

          If you receive a payment that can be rolled over to a Traditional IRA or an eligible employer plan, and it is paid in a series of payments for less than ten years, your choice to make or not make a direct rollover of the first payment will apply to all later payments in the series until you change your election. You are free to change your election for any later payment in the series.

     D.   CHANGE IN TAX TREATMENT RESULTING FROM A DIRECT ROLLOVER

          The tax treatment of any payment from the eligible employer plan or Traditional IRA receiving your direct rollover might be different than if you received your benefit in a taxable distribution directly from the plan. For example, if you were born before January 1, 1936, you might be entitled to ten-year averaging or capital gain treatment, as explained below. However, if you have your benefit rolled over to a tax-sheltered annuity described under Section 403(b) of the Code, a deferred compensation plan described under Section 457(b) of the Code, or a Traditional IRA in a direct rollover, your benefit will no longer be eligible for that special treatment. See the sections below entitled "Additional 10 percent Tax If You Are Under Age 59 1/2" and "Special Tax Treatment If You Were Born Before January 1, 1936."

III. PAYMENT PAID TO YOU

     If your payment can be rolled over (see Part I above) and the payment is made to you in cash, it is subject to 20 percent federal income tax withholding on the taxable portion (stale tax withholding may also apply). The payment is taxed in the year you receive it unless, within 60 days, you roll it over to a Traditional IRA or an eligible employer plan. If you do not roll it over, special tax rules may apply.

     A.   INCOME TAX WITHHOLDING

          1.   MANDATORY WITHHOLDING

               If any portion of your payment can be rolled over under Part I above and you do not elect to make a direct rollover, the plan is required by law to withhold 20 percent of the taxable amount. This amount is sent to the IRS as income tax withholding. For example, if you can roll over a taxable payment of $10,000, only $8,000 will be paid to you because the plan must withhold $2,000 as income tax. However, when you prepare your income tax return for the year, unless you make a rollover within 60 days (see "Sixty-Day Rollover Option" below) you must report the full $10,000 as a payment from the plan. You must report the $2,000 as tax withheld, and it will be credited against any income tax you owe for the year. There will be no income tax withholding if your payments for the year are less than $200.

          2.   VOLUNTARY WITHHOLDING

               If any portion of your payment is taxable but cannot be rolled over under Part I above, the mandatory withholding rules described above do not apply. In this case, you may elect not to have withholding apply to that portion. If you do nothing, an amount will be taken out of this portion of your payment for federal income tax withholding. To elect out of withholding, ask the plan administrator for the election form and related information.

          3.   SIXTY-DAY ROLLOVER OPTION

               If you receive a payment that can be rolled over under Part I above, you can still decide to roll over all or part of it to a Traditional IRA or an eligible employer plan. If you decide to roll over, you must contribute the amount of the payment you received to a Traditional IRA or eligible employer plan within 60 days after you receive the payment. The portion of your payment that is rolled over will not be taxed until you take it out of the Traditional IRA or the eligible employer plan.

          You can roll over up to 100 percent of your payment that can be rolled over under Part I above, including an amount equal to the 20 percent of the taxable portion that was withheld. If you choose to roll over 100 percent, you must find other money within the 60-day period to contribute to the Traditional IRA or the eligible employer plan, to replace the 20 percent that was withheld. On the other hand, if you roll over only the 80 percent of the taxable portion that you received, you will be taxed on the 20 percent that was withheld.

               Example: The taxable portion of your payment that can be rolled over under Part I above is $10,000, and you choose to have it paid to you. You will receive $8,000, and $2,000 will be sent to the IRS as income tax withholding. Within 60 days after receiving the $8,000, you may roll over the entire $10,000 to a Traditional IRA or eligible employer plan. To do this, you roll over the $8,000 you received from the plan, and you will have to find $2,000 from other sources (your savings, a loan, etc). In this case, the entire $10,000 is not taxed until you take it out of the Traditional IRA or an eligible employer plan. If you roll over the entire $10,000, when you file your income tax return you may get a refund of part or all of the $2,000 withheld.

               If, on the other hand, you roll over only $8,000, the $2,000 you did not roll over is taxed in the year it was withheld. When you file your income tax return you may get a refund of part of the $2,000 withheld (However, any refund is likely to be larger if you roll over the entire $10,000.)

     B.   ADDITIONAL 10 PERCENT TAX IF YOU ARE UNDER AGE 59 1/2

          If you receive a payment before you reach age 59 1/2 and you do not roll it over, then, in addition to the regular income tax, you may have to pay an extra tax equal to 10 percent of the taxable portion of the payment. The additional 10 percent tax generally does not apply to
          (1) payments that are paid after you separate from service with your employer during or after the year you reach age 55, (2) payments that are paid because you retire due to disability, (3) payments that are paid as equal (or almost equal) payments over your life or life expectancy (or your and your beneficiary's lives or life expectancies), (4) dividends paid with respect to stock by an employee stock ownership plan (ESOP) as described in Section 404(k) of the Code, (5) payments that are paid directly to the government to satisfy a federal tax levy, (6) payments that are paid to on alternate payee under a qualified domestic relations order, or (7) payments that do not exceed the amount of your deductible medical expenses. See IRS Form 5329 for more information on the additional 10 percent tax.

          The additional 10 percent tax will not apply to distributions from a governmental 457(b) plan, except to the extent the distribution is attributable to an amount you rolled over to that plan (adjusted for investment returns) from another type of eligible employer plan or IRA. Any amount rolled over from a governmental 457(b) plan to another type of eligible employer plan or to a Traditional IRA will become subject to the additional 10 percent tax if it is distributed to you before you reach age 59 1/2, unless one of the exceptions applies.

     C.   SPECIAL TAX TREATMENT IF YOU WERE BORN BEFORE JANUARY 1, 1936

          If you receive a payment that can be rolled over under Part I and you do not roll it over to a Traditional IRA or an eligible employer plan, the payment will be taxed in the year you receive it. However, if the payment qualifies as a "lump sum distribution," it may be eligible for special tax treatment (See also "Employer Stock or Securities" below.) A lump sum distribution is a payment, within one year, of your entire balance under the plan (and certain other similar plans of the employer) that is payable to you after you have reached age 59 1/2 or because you have separated from service with your employer (or, in the case of a self-employed individual, after you have reached age 59 1/2 or have become disabled) For a payment to be treated as a lump sum distribution, you must have been a participant in the plan for at least five years before the year in which you received the distribution. The special tax treatment for lump sum distributions that may be available to you is described below.

          1.   TEN-YEAR AVERAGING

               If you receive a lump sum distribution and you were born before January 1, 1936, you can make a one-time election to figure the tax on the payment by using "10-year averaging" (using 1986 tax rates). Ten-year averaging often reduces the tax you owe.

          2.   CAPITAL GAIN TREATMENT

               If you receive a lump sum distribution and you were born before January 1, 1936, and if you were a participant in the plan before 1974, you may elect to have the part of your payment that is attributable to your pre-1974 participation in the plan taxed as long-term capital gain at a rate of 20 percent.

          There are other limits on the special tax treatment for lump sum distributions. For example, you can generally elect this special tax treatment only once in your lifetime, and the election applies to all lump sum distributions that you receive in that same year. You may not elect this special tax treatment if you rolled amounts into this plan from a 403(b) tax-sheltered annuity contract or from an IRA not originally attributable to a qualified employer plan If you have previously rolled over a distribution from a governmental 457(b) plan (or certain other similar plans of the employer), you cannot use this special averaging treatment for later payments from this plan If you roll over your payment to a Traditional IRA, a tax-sheltered annuity described under Section 403(b) of the Code, or a governmental 457(b) plan, you will not be able to use special tax treatment for later payments from that IRA, plan, or annuity. Also, if you roll over only a portion of your payment to a Traditional IRA, a tax-sheltered annuity described under Section 403(b) of the Code, or a governmental 457(b) plan, this special tax treatment is not available for the rest of the payment See IRS Form 4972 for additional information on lump sum distributions and how you elect the special tax treatment.

     D.   EMPLOYER STOCK OR SECURITIES

          There is a special rule for a payment from the plan that includes employer stock (or other employer securities) To use this special rule, 1) the payment must qualify as a lump sum distribution, as described above, except that you do not need five years of plan participation, or 2) the employer stock included in the payment must be attributable to "after-tax" employee contributions, if any. Under this special rule, you may have the option of not paying tax on the "net unrealized appreciation" of the stock until you sell the stock Net unrealized appreciation generally is the increase in the value of the employer stock while it was held by the plan For example, if employer stock was contributed to your plan account when the stock was worth $1,000 but the stock was worth $1,200 when you received it, you would not have to pay tax on the $200 increase in value until you later sold the stock.

          You may instead elect not to have the special rule apply to the net unrealized appreciation. In this case, your net unrealized appreciation will be taxed in the year you receive the stock, unless you roll over the stock. The stock can be rolled over to a Traditional IRA or another eligible employer plan, either in a direct rollover or a rollover that you make yourself. Generally, you will no longer be able to use the special rule for net unrealized appreciation if you roll the stock over to a Traditional IRA or another eligible employer plan.

          If you receive only employer stock in a payment that can be rolled over, no amount will be withheld from the payment. If you receive cash or property other than employer stock, as well as employer stock, in a payment that can be rolled over, the 20 percent withholding amount will be based on the entire taxable amount paid to you (including the employer stock determined by excluding the net unrealized appreciation). However, the amount withheld will be limited to the cash or property (excluding employer stock) paid to you.

          If you receive employer stock in a payment that qualifies as a lump sum distribution, the special tax treatment for lump sum distributions described above {such as 10-year averaging) also may apply, See IRS Form 4972 for additional information on these rules

     E.   REPAYMENT OF PLAN LOANS

          If your employment ends and you have an outstanding loan from the plan, your employer may reduce (or "offset") your balance in the plan by the amount of the loan you have not repaid. The amount of your loan offset is treated as a distribution to you at the time of the offset and will be taxed unless you roll over an amount equal to the amount of your loan offset to another qualified employer plan or a Traditional IRA within 60 days of the date of the offset. If the amount of your loan offset is the only amount you receive or are treated as having received, no amount will be withheld from it. If you receive other payments of cash or property from the plan, the 20 percent withholding amount will be based on the entire taxable amount paid to you, including the amount of the loan offset. The amount withheld will be limited to the amount of other cash or property paid to you (other than any employer securities). The amount of a defaulted plan loan that is a taxable deemed distribution cannot be rolled over.

IV.  SURVIVING SPOUSES, ALTERNATE PAYEES, AND OTHER BENEFICIARIES

     In general, the rules summarized above that apply to payments to employees also apply to payments to surviving spouses of employees and to spouses or former spouses who are "alternate payees." You are an alternate payee if your interest in the plan results from a "qualified domestic relations order," which is an order issued by a court, usually in connection with a divorce or legal separation.

     If you are a surviving spouse or an alternate payee, you may choose to have a payment that can be rolled over, as described in Part I above, paid in a direct rollover to a Traditional IRA or to on eligible employer plan, or paid to you If you have the payment paid to you, you can keep it or roll it over yourself to a Traditional IRA or to an eligible employer plan. Thus, you have the same choices as the employee.

     If you are a beneficiary other than a surviving spouse or an alternate payee, you cannot choose a direct rollover, and you cannot roll over the payment yourself.

     If you are a surviving spouse, an alternate payee, or another beneficiary, your payment is generally not subject to the additional 10 percent tax described in Part Three Section III above, even if you are younger than age 59 1/2.

     If you are a surviving spouse, an alternate payee, or another beneficiary, you may be able to use the special tax treatment for lump sum distributions and the special rule for payments that include employer stock, as described in Part Three Section III above. If you receive a payment because of the employee's death, you may be able to treat the payment as a lump sum distribution if the employee met the appropriate age requirements, whether or not the employee had five years of participation in the plan.

HOW TO OBTAIN ADDITIONAL INFORMATION

This notice summarizes only the federal (not state or local) tax rules that might apply to your payment. The rules described above are complex and contain many conditions and exceptions that are not included in this notice. Therefore, you may want to consult with the plan administrator or a professional tax advisor before you take a payment of your benefits from the plan. Also, you can find more specific information on the tax treatment of payments from qualified employer plans in IRS Publication 575, Pension and Annuity Income, and IRS Publication 590, individual Retirement Arrangements. These publications are available from your local IRS office, on the IRS's Internet Web Site at www.irs.gov, or by calling 1-800-TAX-FORM.


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